Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Empire Petroleum Partners, LP and Subsidiaries of our report dated May 11, 2015 relating to the financial statements of Empire Petroleum Partners, LLC and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

May 11, 2015